Exhibit 3

Execution Version

STANDSTILL AGREEMENT

This STANDSTILL AGREEMENT (this “Agreement”) is made and entered into as of August 11, 2016, by and among Mid-Con Energy Partners, LP, a Delaware limited partnership (the “Partnership”), and each of the Purchasers listed on the signature pages hereto (each referred to herein as a “Purchaser” and collectively, the “Purchasers”). Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Class A Convertible Preferred Unit Purchase Agreement, dated as of July 31, 2016 (the “Purchase Agreement”), by and among the Partnership and the Purchasers. The Partnership and the Purchasers are referred to collectively herein as the “Parties.”

WHEREAS, pursuant to the Purchase Agreement, the Partnership has agreed to issue and sell to the Purchasers, and the Purchasers have agreed to purchase from the Partnership, certain Class A Convertible Preferred Units;

WHEREAS, it is a condition to the Partnership’s obligation to consummate the sale of the Class A Convertible Preferred Units under the Purchase Agreement that each of the Purchasers execute and deliver this Agreement to the Partnership, contemporaneously with the Closing of the transactions contemplated by the Purchase Agreement; and

WHEREAS, concurrently with the consummation of the transactions contemplated by the Purchase Agreement, Mid-Con Energy GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), will execute and deliver that certain Partnership Agreement Amendment, which shall establish the terms of the Class A Convertible Preferred Units.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Section 1. Standstill.

(a) During the period beginning on the Closing Date and ending on the second anniversary thereof, without the prior written consent of the Partnership, the Holders (as defined in the Partnership Agreement Amendment) of Class A Convertible Preferred Units and their Affiliates will not, directly or indirectly:

(i) Enter into any transaction the effect of which would be to “short” any securities of the Partnership, provided that the foregoing shall not preclude transactions that do not involve a broker and are effected wholly among a Purchaser and its Affiliates;

(ii) Call (or participate in a group calling) a meeting of the limited partners of the Partnership for the purpose of removing (or approving the removal of) the General Partner as the general partner of the Partnership and/or electing a successor general partner of the Partnership;

(iii) “Solicit” any “proxies” (as such terms are used in the rules and regulations of the SEC) or votes for or in support of (A) the removal of the General Partner as the general partner of the Partnership or (B) unless the General Partner shall have resigned or ceased to be the general partner of the Partnership other than as a result of being removed, the election of any successor general partner of the Partnership, or take any action the direct effect or purpose of which is to induce limited partners of the Partnership to vote or provide proxies that may be voted in favor of any action contemplated by either of sub-clauses (A) or (B) of this Section 1(a)(iii);

(iv) Seek to advise or influence any person (within the meaning of Section 13(d)(3) of the Exchange Act) to vote any limited partner interests of the Partnership to remove (or approve the removal of) the General Partner as the general partner of the Partnership and/or the election of a successor general partner of the Partnership except where the General Partner shall have resigned or ceased to be the general partner of the Partnership other than as a result of being removed;

(v) Issue, induce or assist in the publication of any press release, media report or other publication supporting the removal of the General Partner as the general partner of the Partnership and/or the election of a successor general partner of the Partnership except where the General Partner shall have resigned or ceased to be the general partner of the Partnership other than as a result of being removed; or

(vi) Instigate or encourage any third party to do any of the foregoing.

(b) Notwithstanding anything to the contrary in this Agreement, the foregoing shall not in any way limit (i) the Holders (or any of them) from discussing with the General Partner the nomination and election of a designee of such Holder(s) to the Board of Directors of the General Partner (the “Board”) or any such designee’s subsequent service as a member of the Board, or (ii) the right of any Holder to vote its limited partner interests in the Partnership at any meeting of limited partners of the Partnership so long as there has been no breach of Section 1(a) of this Agreement.

Section 2. Miscellaneous.

(a) Entire Agreement. This Agreement is intended by the Parties to be a complete and exclusive statement of the agreement and understanding of the Parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to the subject matter hereof.

(b) Notices. All notices and demands provided for in this Agreement shall be in writing and shall be given as provided in Section 8.05 of the Purchase Agreement.

(c) Interpretation. If any provision in this Agreement is held to be illegal, invalid, not binding or unenforceable, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions shall remain in full force and effect.

(d) Governing Law; Submission to Jurisdiction. Section 8.07 of the Purchase Agreement shall apply to this Letter Agreement mutatis mutandis.

(e) Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(f) No Waiver; Modifications in Writing. Section 8.03 of the Purchase Agreement shall apply to this Letter Agreement mutatis mutandis.

(g) Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement.

(h) Binding Effect; Assignment. This Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns; provided, that the terms and provisions of this Agreement shall not be effective or binding upon a Purchaser that has transferred all of its Class A Convertible Preferred Units to a third-party.

(i) Specific Enforcement. Each of the Parties acknowledges and agrees that monetary damages would not adequately compensate an injured Party for the breach of this Agreement by any Party, that this Agreement shall be specifically enforceable and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order without a requirement of posting bond. Further, each Party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

[signature page follows]

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

PARTNERSHIP:

MID-CON ENERGY PARTNERS, LP

By:	Mid-Con Energy GP, LLC,
its general partner

By:	/s/ Jeffrey R. Olmstead
Name:	Jeffrey R. Olmstead
Title:	Chief Executive Officer

Signature Page to Standstill Agreement

PURCHASERS:

BONANZA MASTER FUND, LTD.

By:	Bonanza Capital, Ltd., its investment manager

By:	Bonanza Fund Management, Inc.,
its general partner

By:	/s/ Bernay Box
Name:	Bernay Box
Title:	President

BONANZA CAPITAL, LTD.

By:	Bonanza Fund Management, Inc.,
its general partner

By:	/s/ Bernay Box
Name:	Bernay Box
Title:	President

THE CUSHING RENAISSANCE FUND

By:	Cushing Asset Management, LP.,
is investment adviser

By:	Swank Capital, LLC, its general partner

By:	/s/ Jerry V. Swank
Name:	Jerry V. Swank
Title:	Managing Member

Signature Page to Standstill Agreement

THE CUSHING FOCUSED MLP FUND, LP

By:	Cushing Asset Management, LP.,
its general partner

By:	Swank Capital, LLC., its general partner

By:	/s/ Jerry V. Swank
Name:	Jerry V. Swank
Title:	Managing Member

THE CUSHING ENERGY INCOME FUND

By:	Cushing Asset Management, L.P.,
it investment adviser

By:	Swank Capital, LLC., its general partner

By:	/s/ Jerry V. Swank
Name:	Jerry V. Swank
Title:	Managing Member

MAINSTAY CUSHING ENERGY INCOME FUND

By:	Cushing Asset Management, L.P.,
its investment subadvisor

By:	Swank Capital, LLC., its general partner

By:	/s/ Jerry V. Swank
Name:	Jerry V. Swank
Title:	Managing Member

GOFF REN HOLDINGS, LLC,

By:	/s/ Keith B. Ohnmeis
Name:	Keith B. Ohnmeis
Title:	Manager

Signature Page to Standstill Agreement

GOFF MCEP HOLDINGS, LLC,

By:	Its Manager: Goff Capital, Inc.

By:	/s/ John C. Goff
Name: John C. Goff
Title:	President

RR ENERGY HOLDINGS, LLC

By:	/s/ Robert Raymond
Name:	Robert Raymond
Title:	Sole Member

FWC HOLDINGS, LLC

By:	/s/ James R. Reis
Name: James R. Reis
Title:	Sole Member

GAINSCO, INC.

By:	/s/ Terence J. Lynch
Name:	Terence J. Lynch
Title:	Senior Vice President

AUSTIN FAMILY PARTNERS,
A TEXAS GENERAL PARTNERSHIP

By:	/s/ Winston Krause
Name:	Winston Krause
Title:	Managing Partner

THE GOFF FAMILY FOUNDATION

By:	/s/ John Goff
Name:	John Goff
Title:	Sole Director

Signature Page to Standstill Agreement

SCG VENTURES LP

By:	Stallings Mgmt LLC,
its manager

By:	/s/ Robert W. Stallings
Name:	Robert W. Stallings
Title:	President

2012 REVOCABLE TRUST OF MICHAEL D. CASE, DATED 05/31/2012

By:	/s/ Michael D. Case
Name:	Michael D. Case
Title:	Trustee

STUDE INVESTMENT PARTNERS, LP

By:	Stude Management, Inc.,
its Managing General Partner

By:	/s/ Jack Kins
Name:	Jack Kins
Title:	Chief Financial Officer

SWANK INVESTMENT PARTNERSHIP, LP

By:	Cushing Asset Management, L.P.,
its investment advisor

By:	Swank Capital, LLC., its general partner

By:	/s/ Jerry V. Swank
Name:	Jerry V. Swank
Title:	Managing Member

Signature Page to Standstill Agreement

RAYCREST PROPERTIES LLC

By:	/s/ Charles L. Stephens III
Name:	Charles L. Stephens III
Title:	Vice President

MID-CON ENERGY III, LLC

By:	/s/ Matthew R. Lewis
Name:	Matthew R. Lewis
Title:	Chief Financial Officer

FRED N. REYNOLDS

By:	/s/ Fred N. Reynolds
Fred N. Reynolds, individually

JBS HOLDINGS, LP

By:	/s/ Sheri Krause
Name:	Sheri Krause
Title:	Managing Partner

WILLIAM HARRISON JUNELL

By:	/s/ William Harrison Junell
William Harrison Junell, individually

Signature Page to Standstill Agreement